SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 31, 2002

DENDRITE INTERNATIONAL, INC.

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(Exact Name of Registrant as Specified in Charter)

New Jersey	0-26138	22-2786386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Mount Kemble Avenue, Morristown, New Jersey	07960-6767
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telphone number, including area code	(973) 425-1200

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

        Dendrite International, Inc. (the “Company”) announced on July 31, 2002 that its Board of Directors has authorized a stock repurchase program whereby the Company may purchase up to $20 million of its outstanding common stock over a two-year period. Such purchases may be conducted in open market transactions or in privately negotiated transactions from time to time. For information regarding the stock repurchase program, reference is made to the press release dated July 31, 2002 attached as Exhibit 99 to this Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Exhibit

99	Press release dated July 31, 2002 by Dendrite International, Inc. concerning its stock repurchase program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2002	DENDRITE INTERNATIONAL, INC. By: /s/ Luke M. Beshar —————————————— Name: Luke M. Beshar Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99	Press release dated July 31, 2002 by Dendrite International, Inc. concerning its stock repurchase program